UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 1, 2017

VCA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16783	95-4097995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12401 West Olympic Boulevard

Los Angeles, California 90064-1022

(Address of Principal Executive Offices, Zip Code)

(310) 571-6500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 1, 2017, VCA Inc. (the “Company”) established the VCA Inc. Deferred Compensation Plan (the “Plan”). The Plan enables the Company to provide unfunded deferred compensation benefits to select highly compensated or management level employees and directors of the Company and its participating affiliates, which may include the Company’s named executive officers. The Plan is designed to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and applicable provisions of the Employee Retirement Income Security Act of 1974, as amended. The Plan is administered by a committee appointed by the Company’s Board of Directors (the “Committee”), which has discretion to select employees and directors to participate in the Plan, interpret the Plan, establish rules and make determinations regarding calculation and entitlement to benefits under the Plan. Each Plan year corresponds with the calendar year, except that the first Plan year will commence on May 1, 2017 and end on December 31, 2017. No benefits have been provided under the Plan as of the date hereof.

The Plan allows each participant to prospectively elect to defer up to seventy-five percent (75%) of his or her base salary, up to seventy-five percent (75%) of his or her cash bonuses or commissions, and up to one hundred percent (100%) of his or her director fees. Participant deferrals are at all times fully vested. In addition, the Company may, but is not required to, credit discretionary contribution allocations to the accounts of Plan participants, which, in the Company’s sole discretion, may include matching allocation credits. Any such Company allocation credits will vest in accordance with the vesting schedule established by the Committee, in its sole discretion. In the event of a participant’s death or disability prior to a separation from service with the Company, or an involuntary separation from service for a reason other than cause within two years following a change in control, regardless of the participant’s vesting schedule, the participant’s Company contribution account will be fully vested and will be distributed in a lump sum.

Compensation deferrals and any Company contribution allocations are credited to separate bookkeeping accounts maintained on behalf of each participant. A participant’s Plan accounts are divided into subaccounts corresponding with the investment elections made by the participant. The Plan permits scheduled distributions and distributions upon separation from service with the Company, a participant’s disability or death, or a participant’s financial hardship. Distributed amounts are paid in the form of a lump sum cash payment or, for certain distributions, in annual cash installment payments over a period of up to fifteen (15) years (in the case of separation from service or disability) or up to five (5) years (in the case of scheduled distributions), as elected by the participant. Deferral, investment and distribution elections are made prospectively for each Plan year.

Participants have the status of unsecured general creditors of the Company with respect to amounts credited to their accounts under the Plan. Participant accounts are unfunded amounts payable from the general assets of the Company, although the Company has established a trust to hold amounts which the Company may use to satisfy Plan distributions from time to time. The trust is subject to the claims of the Company’s creditors. The Company retains the discretion to amend or terminate the Plan at any time (provided that an amendment cannot decrease the value of a participant’s vested account in existence as of the date of the amendment).

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01:	Financial Statements, Pro Forma Financial Information and Exhibits

(d) Exhibits

10.1	VCA Inc. Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 1, 2017	VCA INC.

	By:	/s/ Tomas W. Fuller
	Name:	Tomas W. Fuller
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	VCA Inc. Deferred Compensation Plan